UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 23, 2013, Pacira Pharmaceuticals, Inc. (the “Company”) completed its private offering of $120 million in aggregate principal amount of its 3.25% convertible senior notes due 2019 (“Notes”) and entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes.  The aggregate principal amount of Notes sold reflects the exercise in full by the initial purchasers of their option to purchase up to an additional $10 million in aggregate principal amount of the Notes.

The net proceeds from the offering, including net proceeds from the exercise in full by the initial purchasers of their option to purchase an additional $10 million in aggregate principal amount of the Notes, are approximately $115.3 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.

The Notes accrue interest at a rate of 3.25% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2013.  The Notes will mature on February 1, 2019.

The Notes are convertible prior to the close of business on the business day immediately preceding August 1, 2018 only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on each applicable trading day; (ii) during the five business-day period after any five consecutive trading-day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (iii) upon the occurrence of specified corporate events; or (iv) if the Company calls the Notes for redemption, until the close of business on the business day immediately preceding the redemption date. On or after August 1, 2018 until the close of business on the second scheduled trading day immediately preceding February 1, 2019, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, holders will receive cash up to the principal amount of the Notes and, with respect to any excess conversion value, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s option.

The conversion rate for the Notes is initially 40.2945 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $24.82 per share of the Company’s common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Notes represents a premium of approximately 32.50% to the closing sale price of $18.73 per share of the Company’s common stock on The NASDAQ Global Select Market on  January 16, 2013, the date that the Company priced the private offering of the Notes.

Prior to February 1, 2017, the Company may not redeem the Notes.  On or after February 1, 2017, the Company may redeem for cash all or part of the Notes if the last reported sale price (as defined in the Indenture) of the Company’s common stock has been at least

130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will equal the sum of (i) 100% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date, plus (iii) a “make-whole premium” payment in cash equal to the sum of the present values of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the redemption date to the maturity date (excluding interest accrued to, but excluding, the redemption date that is otherwise paid pursuant to the immediately preceding clause (ii)). The present values of the remaining interest payments will be computed using a discount rate equal to 2.0%.  The Company must make the make-whole premium payments on all Notes called for redemption prior to the maturity date, including Notes converted after the date the Company provides the notice of redemption. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change, as defined in the Indenture, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness, if any, that is expressly subordinated in right of payment to the Notes and equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated.  The Notes are effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and are structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable, after giving effect to any applicable grace periods) occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders (subject to the provisions of the Indenture) shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable.  In case of an event of default involving certain events of bankruptcy, insolvency or reorganization, involving the Company , 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The above description of the Indenture and the Notes is qualified in its entirety by reference to the terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 23, 2013, using approximately $30 million of the net proceeds from the offering of the Notes, the Company repaid in full its $27.5 million credit facility (the “Oxford Credit Facility”) with Oxford Finance LLC as lender and the Oxford Credit Facility was terminated.  In connection with such termination, the Company prepaid the remaining principal amount of approximately $27.5 million and paid interest, certain prepayment fees and an end of term charge in the aggregate amount of approximately $2.5 million.

The interest rate for the Oxford Credit Facility was 9.75% per annum. Payments under the loan and security agreement governing the Oxford Credit Facility (the “Loan Agreement”) were to be interest-only in arrears until December 2013, followed by 30 equal monthly payments of principal and interest.

As further consideration for the loans to the Company under the Oxford Credit Facility, the Company previously issued to the lender a warrant to purchase 162,885 shares of the Company’s common stock, which has since been exercised.

The Company’s obligations under the Oxford Credit Facility had been secured by a first priority security interest in substantially all of its assets, other than its intellectual property. The Company had also agreed not to pledge or otherwise encumber its intellectual property assets, except to the extent the intellectual property constituted royalty collateral, as such terms are defined in the Loan Agreement and except as otherwise provided in the Loan Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 above is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 above is incorporated herein by reference.

The Notes and the underlying shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and were resold by the initial purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

Safe Harbor

Certain of the statements made in this Current Report on Form 8-K are forward looking for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the anticipated use of the proceeds of the offering and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the Company and its business are discussed in Exhibit 99.2 to its Current Report on Form 8-K dated January 15, 2013, the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in other filings that the Company periodically makes with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture (including Form of Notes), dated as of January 23, 2013, by and between Pacira Pharmaceuticals, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, a national banking association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture (including Form of Notes), dated as of January 23, 2013, by and between Pacira Pharmaceuticals, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, a national banking association, as trustee.